Exhibit 10.36

FIRST AMENDMENT TO THE EMPLOYMENT LETTER AGREEMENT

BETWEEN STYRON US HOLDING, INC. AND MARCO LEVI

This First Amendment to the Employment Letter Agreement between Styron US Holding, Inc. (formerly Bain Capital Everest US Holding, Inc.) and Marco Levi (this “Amendment”), dated as of January 17, 2014 (the “Amendment Date”), is entered into by and between Styron US Holding, Inc. (the “Company”) and Marco Levi (“Employee”).

WHEREAS, Employee is employed by the Company pursuant to an Employment Letter Agreement, dated September 22, 2010 (the “Agreement”);

WHEREAS, Section 16 of the Agreement provides that the Agreement may be amended or modified by a written instrument executed by Employee and the Company; and

WHEREAS, Employee and the Company desire to amend the Agreement to clarify the severance payments Employee is entitled to receive in the event of a termination without cause or for good reason.

NOW, THEREFORE, in consideration of the above premises, the parties hereto, intending to be legally bound, hereby amend the Agreement as follows, effective as of the Amendment Date:

1.	Section 9(b) of the Agreement is amended and restated in its entirety to read as follows:

“(b)	In the event of your termination of employment from the Company by you for Good Reason or by the Company without Cause, you will be entitled to receive (i) the Accrued Benefits, and (ii) an amount equal to one and one-half (1.5) times the sum of (x) your Base Salary, at the rate then in effect on your date of termination, plus (y) your Target Bonus, payable in equal installments over the eighteen (18) month period following your termination of employment in accordance with the Company’s payroll practices in effect on the date of your termination of employment.”

2.	In all other respects, the provisions of the Agreement are hereby ratified and confirmed, and they shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day first above written.

STYRON US HOLDING, INC.:		EMPLOYEE:

By:	/s/ Christopher Pappas	/s/ Marco Levi
	Christopher Pappas, President and CEO	Marco Levi